SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 25, 2002




                           J. C. Penney Company, Inc.
             (Exact name of registrant as specified in its charter)



      Delaware                         1-15274                     26-0037077
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
    of incorporation )                                       Identification No.)

6501 Legacy Drive
Plano, Texas                                                         75024-3698
(Address of principal executive offices)                              (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000

Item 5.  Other Events and Regulation FD Disclosure

     J. C. Penney Company, Inc. hereby files a News Release announcing the extension of the exchange offer and related consent solicitation of its subsidiary, J. C. Penney Corporation, Inc., and the acceptance for settlement of notes tendered to date.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

          99       J. C. Penney Company, Inc. News Release of July 25, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      J. C. PENNEY COMPANY, INC.
                                                              (Registrant)

                                                       /s/ Robert B. Cavanuagh
                                                       -------------------------
                                                       Robert B. Cavanaugh
                                                       Executive Vice President,
                                                       Chief Financial Officer


Date:  July 29, 2002

                                 EXHIBIT INDEX



Exhibit Number       Description

    99               J. C. Penney Company, Inc. News Release of July 25, 2002

                                                                     Exhibit 99
                             JCPENNEY NEWS RELEASE
Contact
Rita Trevino Flynn            Eli Akresh                   Bob Johnson
Public Relations              Investor Relations           Investor Relations
(972) 431-4753                (972) 431-2207               (972) 431-2217
rflynn@jcpenney.com           eakresh@jcpenney.com         rvjohnso@jcpenney.com

J. C. Penney Corporation, Inc. Extends Debt Exchange Offer and Related Consent Solicitation and Accepts for Settlement Notes Tendered to Date

     PLANO,Texas --July 25, 2002 --J. C. Penney Corporation, Inc., a wholly-owned subsidiary of J. C. Penney Company, Inc. (NYSE: JCP - News), announced today that it is extending until 5:00 p.m. (EDT), August 7, 2002, the expiration date of its offer to exchange new 9.000% Notes due 2012 (the "New Notes") for its outstanding 6.125% Notes due 2003, 7.375% Notes due 2004 and 6.900% Debentures due 2026 (collectively, the "Outstanding Notes") and its related consent solicitation seeking certain amendments to the indentures under which the Outstanding Notes were issued.

     In addition, J. C. Penney Corporation,Inc. (the "Corporation") announced that valid and unrevoked tenders made prior to 5:00 p.m. (EDT), July 24, 2002, of an aggregate $90,469,000 principal amount of 6.125% Notes due 2003, an aggregate $64,402,000 principal amount of 7.375% Notes due 2004 and an aggregate $72,094,000 principal amount of 6.900% Debentures due 2026 have been accepted and become irrevocable. On July 26, 2002, the Corporation will issue in excess of $230 million aggregate principal amount of New Notes, and pay the required consent payment, to the holders who made such tenders. The Corporation does not at this time intend to execute supplemental indentures amending the indentures governing the Outstanding Notes.

     Holders tendering Outstanding Notes today through the extended exchange offer expiration date shall not be entitled to any withdrawal rights except under the limited circumstances provided in the Offering Memorandum and Consent Solicitation Statement dated June 26, 2002, as amended on July 11, 2002 and hereby (the "Offering Memorandum"). Consent payments will be made in respect of all valid and unrevoked consents regardless of whether or not the Corporation receives valid consents representing two-thirds in aggregate principal amount of each series of Outstanding Notes.

If valid and unrevoked consents are received from two-thirds in aggregate principal amount of any series of Outstanding Notes subject to the exchange offer and consent solicitation, the Corporation intends to execute a supplemental indenture effecting the applicable amendment in respect of such series of notes promptly after the exchange offer expiration date. It is possible that fewer than two-thirds in aggregate principal amount of each series of notes subject to the exchange offer and consent solicitation will have been exchanged for New Notes and furthermore the exchange offer may be consummated without the proposed amendments becoming effective.

     The exchange offer and consent solicitation are subject to the terms and conditions of the Offering Memorandum. This announcement shall serve to amend and supplement the Offering Memorandum and the related letter of transmittal with respect to the matters described above. All other terms and conditions of the Offering Memorandum and related letter of transmittal shall remain in full force and effect.

     Persons with questions regarding the exchange offer and consent solicitation should contact Mellon Investor Services LLC, the information agent, attention: Grainne McIntyre, at: (917) 320-6286 (banks and brokers) or 800-957-3110 (toll-free). Any holder of Outstanding Notes who desires to tender its notes and give its consent whose notes are not immediately available or who cannot comply with the procedures for book-entry transfer described in the Offering Memorandum on a timely basis may tender such notes and give its consent by requesting from, and duly completing, executing and delivering to, the information agent a Notice of Guaranteed Delivery.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The New Notes have not been registered under the Securities Act of 1933, as amended, and only holders of Outstanding Notes who have completed and returned a certification letter are authorized to receive or review the Offering Memorandum or to participate in the exchange offer and consent solicitation.

     J. C. Penney Corporation, Inc. is one of America's largest department store, drugstore, catalog, and e-commerce retailers, employing approximately 250,000 associates. As of April 27, 2002, it operated 1,074 JCPenney department stores in all 50 states, Puerto Rico, and Mexico, and 54 Renner department stores in Brazil. Eckerd Corporation operated 2,643 drugstores throughout the Southeast, Sunbelt, and Northeast regions of the U.S. JCPenney Catalog, including e-commerce, is the nation's largest catalog merchant of general merchandise. J. C. Penney Corporation, Inc. is a contributor to JCPenney Afterschool Fund, a charitable organization committed to providing children with high quality after school programs to help them reach their full potential.

     The statements in this press release which are not historical facts or information may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. Certain of these risks and uncertainties are described in the 2001 Form 10-K and subsequent filings of J. C. Penney Company, Inc